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                                                                    Exhibit 10.3


                              CONN APPLIANCES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

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                                Table of Contents
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1.   Purposes of the Plan......................................................1
2.   Definitions...............................................................1
3.   Shares Offered............................................................2
4.   Administration............................................................2
5.   Offerings.................................................................3
6.   Eligibility...............................................................3
7.   Offering Rights...........................................................3
8.   Participation.............................................................3
9.   Method of Payment.........................................................4
10.  Deduction Changes.........................................................4
11.  Interest..................................................................4
12.  Purchase Price and Purchase of Shares.....................................4
13.  Prepayment of Offering....................................................5
14.  Withdrawal from Offering..................................................5
15.  Shareholder Rights........................................................5
16.  Rights upon Retirement or Death...........................................5
17.  Rights not Transferable...................................................6
18.  Application of Funds......................................................6
19.  Adjustments upon Changes in Capitalization................................6
20.  Amendments to the Plan....................................................6
21.  Termination of the Plan...................................................6
22.  Allotment of Shares.......................................................7
23.  Governmental and Other Regulations........................................7
24.  Shareholder Approval......................................................7
25.  Stock Ownership...........................................................7
26.  Purchase of Stock or Payment Upon a Change of Control.....................7
27.  Indemnification of the Committee..........................................9

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                              CONN APPLIANCES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

     1. Purposes of the Plan. The Plan is intended to advance the long-range interests of the Company by encouraging the acquisition and ownership of Company Common Stock upon the terms herein set forth by Employees of the Company, its Parents and Subsidiaries. By providing Employees with an opportunity to acquire an ownership interest in the Company, the Plan will enhance both their efforts to promote the Company's long-term performance and their continuance as Employees with the Company. This Plan is meant to qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of this Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2.   Definitions. As used herein, the following definitions shall apply:

          (a)  "Board" means the Company's board of directors.

          (b)  "Code" means the Internal Revenue Code of 1986, as amended.

          (c) "Committee" means a committee of Directors appointed by the Board in accordance with Paragraph 4 hereof. All members of the Committee shall be Directors who are not at the time they exercise discretion in administering the Plan eligible, and have not at any time within one year been eligible, to purchase Common Stock under the Plan.

          (d)  "Common Stock" means the Company's common stock.

          (e) "Company" means Conn Appliances, Inc., a Texas corporation, and any successor to the Company.

          (f)  "Director" means a member of the Board.

          (g) "Employee" means any person, including officers, employed by the Company or a Parent or Subsidiary of the Company. A person shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary or any successor. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (i) "Highly Compensated Employee" means a "highly compensated employee" within the meaning of Section 414(q) of the Code.

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          (j)  "Offering" means an offer to eligible Employees to purchase
     Common Stock under the Plan.

          (k)  "Offering Date" means the first day of the Offering Period.

          (l) "Offering Period" means the calendar quarter for which a specific Offering is made.

          (m)  "Paragraph" means a paragraph of this Plan.

          (n) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (o) "Participant" means an eligible Employee who elects Payroll Deductions for the purpose of purchasing Common Stock under the Plan.

          (p) "Payroll Deduction" means an amount, as determined by the Participant, to be withheld from each paycheck for the purpose of purchasing Common Stock under the Plan.

          (q) "Payroll Deduction Authorization Form" means an authorization form provided by the Company with which the Participant may elect Payroll Deductions.

          (r) "Plan" means the Conn Appliances, Inc. Employee Stock Purchase Plan, as may be amended from time to time.

          (s) "Plan Account" means an account maintained by the Company on its books for this Plan to record a Participant's Payroll Deductions.

          (t) "Purchase Date" means the last day of an Offering Period, or such other date as required by administrative operational requirements.

          (u) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Shares Offered. The total number of shares of Common Stock available under the Plan is 1,267,085 shares, which are authorized but unissued shares of Common Stock. If any Offering shall expire without the rights under such Offering having been exercised in full, such unpurchased shares covered thereby shall be added to the shares otherwise available for future Offerings.

     4. Administration. This Plan shall be administered by the Committee. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan. Subject to the express provisions of the Plan contained herein, the Committee shall have the authority to make rules and regulations for the administration of the Plan. The Committee may correct any defect or supply an omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem necessary to carry it into

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effect. All determinations reached by the Committee on matters referred to in this Paragraph 4 shall be binding and conclusive.

     5. Offerings. The Company may make periodic Offerings to purchase Common Stock under the Plan, which Offerings shall not be made more often than once every calendar quarter. With respect to each Offering, the Committee, at its discretion, shall specify the Offering Period, and the maximum number of shares of Common Stock that may be purchased under such Offering. Unless otherwise specified by the Committee, the number of shares of Common Stock which may be purchased under each successive Offering shall be the balance of the 1,267,085 shares authorized, but not yet purchased, under the terms of this Plan.

     6. Eligibility. The Committee shall designate the Parents and Subsidiaries of the Company whose employees are eligible to participate in the Plan. The Committee may, in its sole discretion, attach an addendum to this Plan listing such Parents and Subsidiaries participating under the Plan. Any person who is actively employed by the Company or one of the designated Parents or Subsidiaries on the first day of the calendar quarter prior to an Offering Period, shall be eligible to participate in the Plan, except that the Committee may exclude Employees who fall into one or more of the following categories: (i) Employees who customarily work twenty (20) or fewer hours per week; (ii) Employees who have been employed for less than one (1) year; (iii) Employees subject to the restriction of Section 16 of the Exchange Act; and/or (iv) Employees who are members of a collective bargaining agreement which has refused to participate in this Plan. A person shall be considered to be actively employed with the Company if the person is presently performing his regular duties with the Company or one of the designated Parents or Subsidiaries. The duration of employment with a business entity acquired by the Company or one of its Parents or Subsidiaries shall be included in determining an Employee's length of employment for the purpose of this Paragraph 6, provided that such acquired business entity is a Subsidiary on the Offering Date.

     7. Offering Rights. With respect to each Offering, each eligible Employee shall be offered the opportunity to elect Payroll Deductions which shall be withheld by the Company for the purchase on behalf of such Participant the number of whole shares of the Company's Common Stock that can be purchased with the amount deducted for such purpose, but in no event may the number of whole shares which may be purchased by any Participant exceed the number of whole shares available during the Offering Period. Rights to purchase the shares of Common Stock from Payroll Deduction shall be exercisable in the manner and to the extent as hereinafter provided.

     8. Participation. An eligible Employee may participate in an Offering by completing and submitting an authorization for Payroll Deduction on the Payroll Deduction Authorization Form to the Chief Financial Officer of the Company prior to the Offering Date of an Offering Period and in accordance with the rules developed by the Committee and communicated to eligible Employees. Upon filing the Payroll Deduction Authorization Form, a Participant shall elect to have deductions made for each payroll period which may be any whole percentage from 1% to a maximum of 25% of base pay in effect at the beginning of the Offering Period. A Participant who elects to participate for an Offering Period through Payroll Deductions shall be deemed to have elected to participate in the Plan on the same basis for each successive Offering

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Period until such time as the Participant submits a Payroll Deduction
Authorization Form changing their election or elects to withdraw from the Plan as provided in Paragraph 14.

     9. Method of Payment. The Company shall maintain, or cause to have maintained, a Plan Account in the name of each Participant. For each payroll period, the amount deducted pursuant to the Payroll Deduction shall be credited to such Participant's Plan Account. As of the Purchase Date, the amount then in each Participant's Plan Account shall be applied to the purchase of shares of Common Stock. The purchase of shares may be made solely from the Participant's Plan Account, except that, upon the cessation of active employment for reasons other than short-term disability, or, if the Participant is on an approved leave of absence or a layoff with recall rights from the Company, either of which period has not exceeded ninety (90) days, the Participant may make a cash payment, in one lump sum, to the Plan to the extent that amounts payable by the Company to such Participant are insufficient to meet such Participant's authorized Plan deductions for the Offering Period. The prepayment shall be made pursuant to Paragraph 13. Should any such cash payment not be paid to the Company within fifteen (15) days after the Participant is notified such payment is required, such payment may not be made thereafter, without Committee approval.

     10. Deduction Changes. A Participant may not decrease or increase their Payroll Deduction election during an Offering Period. A Participant may, however, decrease or increase their Payroll Deduction election prior to the commencement of the next Offering Period by filing a new Payroll Deduction Authorization Form with the Chief Financial Officer of the Company, within the time specified by the Committee.

     11. Interest. The Company shall not credit a Participant's Plan Account with interest on any Payroll Deduction.

     12. Purchase Price and Purchase of Shares. Subject to the other provisions of this Plan, the purchase price for a share of Common Stock under any Offering will be the lesser of:

          (a) 85% of the mean between the highest and lowest sale price for shares of Common Stock as reported by the composite transaction reporting system for securities listed on the NASDAQ Exchange on the Offering Date for such Offering or on the most recently preceding date on which there was such a sale (the "Initial Offering Price"); or

          (b) 85% of the mean between the highest and lowest sales price for shares of Common Stock as reported by the composite transaction reporting system for securities listed on the NASDAQ Exchange on the last day of the Offering Period or on the most recently preceding date on which there was such a sale (the "Alternate Offering Price").

     As of the Purchase Date, the Alternate Offering Price shall be ascertained and each Participant's Plan Account shall be totaled. Shares of Common Stock subject to an Offering will be purchased with funds accumulated in each Participant's Plan Account, pursuant to the provisions of this Plan. Unless the Offering has been cancelled pursuant to Paragraph 14, and subject to the provisions of Paragraph 26, a Participant shall be deemed to have elected to purchase the shares subject to the Offering as of the Purchase Date at the lower of the Initial Offering Price or the Alternate Offering Price. Purchased shares shall be registered in the name

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of the Plan, or its designee, and held on behalf of and in the name of the
Participant. Stock certificates shall not be issued to Participants for the stock held on their behalf, but all rights accruing to an owner of record of such stock, including, without limitation, voting and tendering rights, shall belong to the Participant for whose account such stock is held. Notwithstanding the foregoing, a Participant may elect, at the Participant's cost, to receive a stock certificate after the purchase price for the shares has been paid in full.

     13. Prepayment of Offering. In the event of a Participant's death, retirement, or, in the event the Participant is on an approved leave of absence or a layoff with recall rights from the Company which period has not exceeded ninety (90) days, during an Offering Period, prepayment may be made pursuant to Paragraph 16. The prepayment required shall be determined by multiplying the amount which would otherwise be withheld from each paycheck, by the number of remaining payroll periods in the Offering Period. No partial prepayments will be permitted.

     14. Withdrawal from Offering. Each Participant shall have the right, at any time prior to the Purchase Date, to withdraw from the Offering by providing fifteen (15) days' prior written notice to the Chief Financial Officer of the Company revoking his Payroll Deduction. A Participant who elects to cease participation in the Plan by revoking his Payroll Deduction, may not resume participation in the Plan until after the expiration of one full Offering Period following the Offering Period in which he ceases participation. As promptly as is practicable following the result of a revocation notice, all Payroll Deductions credited to such Participant's Plan Account shall be returned to such Participant in cash, without interest. In the event of a Participant's termination of employment other than by reason of death or retirement, the Offering shall be cancelled without notice to the Participant (or upon fifteen
(15) days written notice to the Participant if the termination is subsequent to a Change of Control). A Participant of a company included as a participating Subsidiary in this Plan which ceases to be a Subsidiary shall be deemed to have terminated employment for purposes of this Paragraph 14 as of the date such company ceases to be a Subsidiary unless, as of such date, the Participant shall become an Employee of the Company or of any Subsidiary then included in the Plan.

     15. Shareholder Rights. None of the rights or privileges of a shareholder of the Company shall exist with respect to shares of Common Stock purchased under this Plan until the date as of which shares are: (i) registered in the name of the Plan or its designee; (ii) registered in the Participant's name; or
(iii) certificates representing such shares are issued to the Participant or the Participant's designee.

     16. Rights upon Retirement or Death. In the event of a Participant's retirement or death, Payroll Deductions shall be taken from any compensation due and owing to the Participant at such time. The amount in the Participant's Plan Account, without interest, shall at the written election of the Participant, or in the event of death, the person or persons to whom such right under the Offering passes by will, the laws of descent and distribution (including the estate during the period of administration) or by the Participant's designation pursuant to Paragraph 17, either (i) be refunded by the earlier of the Purchase Date or sixty (60) days after the occurrence of such event; or (ii) be used to purchase the shares subject to the Offering by payment of the required amount to the Participant's Plan Account in full at least fifteen (15) days prior to the Purchase Date. In the event that no such written notice of election shall be duly

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received by the Chief Financial Officer, shares will be automatically purchased.
The required amount shall be determined by multiplying the amount which would otherwise be withheld from each paycheck, by the number of remaining payroll periods in the Offering Period. No partial prepayments will be permitted. The purchase price of the shares of Common Stock subject to the Offering shall be determined in accordance with Paragraph 12.

     17. Rights not Transferable. Except as hereinafter set forth and unless otherwise provided by law, no Participant shall have the right to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the right to participate in the Plan or the interest in the fund accumulated for the Participant's benefit, and such right and interest shall not be liable for or subject to the debts, contracts, or liabilities of such Participant. If any such action is taken by the Participant, or any claim asserted by another party in respect of such right and interest, such action or claim will be treated as a notice of cancellation, and except as may otherwise be required by law, a refund will be made to such Participant as provided in Paragraph 14.

     A Participant may designate in writing the person who shall have the right to purchase the shares subject to the Offering in the event of the Employee's death.

     18. Application of Funds. All funds received or otherwise held by the Company pursuant to this Plan may be used for any general corporate purpose without restriction.

     19. Adjustments upon Changes in Capitalization. Notwithstanding any other provision of the Plan, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, consolidation, split-up, combination or exchange of shares, or the like, the aggregate number and class of shares available under the Plan and the number and class of shares subject to outstanding Offerings and the maximum number of shares for which an individual employee may purchase and the Initial Offering Price shall be proportionately adjusted, and such other adjustments shall be made as may be deemed equitable, by the Board.

     20. Amendments to the Plan. To the extent permitted by law, the Board or the Committee may at any time, and from time to time, make such changes in and additions to the Plan as the Board or Committee deem advisable, provided, however, that except as provided in this Paragraph 20, and except with respect to changes or additions in order to make the Plan comply with Section 423 of the Code, as it may be amended from time to time, neither the Board, the President of the Company, nor the Committee may, without approval by the holders of a majority of the shares of Common Stock (i) increase the maximum number of shares which may be purchased under the Plan; (ii) reduce the purchase price per share; or (iii) make any change or addition which does not meet the requirements of
Section 423 of the Code, and no amendment of the Plan may, without the consent of the holder of any outstanding Offering, materially and adversely affect the Employee's rights in respect to such Offering.

     21.  Termination of the Plan. This Plan shall terminate at the earlier of:

          (a) the date that all of the shares authorized for sale under the Plan have been purchased, except as otherwise extended by authorizing additional shares; or

          (b) at any time, at the discretion of the Board, provided, however, that no termination shall affect outstanding Offerings.

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     Upon termination of the Plan and the exercise or lapse of all Offering rights hereunder, all amounts remaining in the Plan Accounts of participating Employees, without interest, shall be promptly refunded.

     22. Allotment of Shares. If the total number of shares to be purchased by Participants through Payroll Deduction under any Offering exceeds the shares available for purchase under the Offering, the Committee may make allotments of shares among the Participants on any basis consistent with the provisions of this Plan and Offerings for any additional shares in excess of the shares so allotted shall be deemed to have lapsed.

     23. Governmental and Other Regulations. The obligation of the Company to issue or transfer and deliver shares under this Plan shall be subject to (i) compliance with all applicable laws, governmental rules and regulations, and administrative action; (ii) the effectiveness of a Registration Statement under the Securities Act of 1933, as amended, with respect to such issue or transfer, if deemed necessary or appropriate by counsel for the Company; and (iii) the condition that the shares of Common Stock reserved for issuance upon the purchase of shares subject to Offering under the Plan shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange on which outstanding shares of the same class may then be listed.

     24. Shareholder Approval. The Plan was submitted to the shareholders of the Company at a meeting of shareholders held on ______ __, 2003, and was approved by vote of the holders of a majority of shares of Common Stock voted at such meeting.

     25. Stock Ownership. Notwithstanding anything herein to the contrary, no Employee shall be permitted to purchase any Common Stock under the Plan if such Employee, immediately after such purchase, owns stock (including all Common Stock which may be purchased under outstanding Offerings under the Plan or outstanding options under any stock plan of the Company) possessing 5% or more of the total combined voting power or value of all classes of Common Stock of the Company or of its Subsidiary corporations or if such Employee, on the Offering Date, is eligible to participate in the Conn Appliances, Inc. Amended and Restated 2003 Incentive Stock Option Plan and is a Highly Compensated Employee. For the foregoing purposes, the rules of Section 425(d) of the Code shall apply in determining stock ownership. No Employee shall be included in an Offering which permits his right to purchase Common Stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue (within the meaning of Section 423(b)(8) of the Code) at a rate which exceeds $25,000 of fair market value of such stock (determined at the Offering Date) for each calendar year in which such Offering is outstanding at any time.

     26.  Purchase of Stock or Payment Upon a Change of Control.

          (a) Change of Control. For purposes of this Plan, a Change of Control of the Company shall mean:

               (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected

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          primarily for the purpose of changing the domicile of the Company), unless the Company's shareholders of record as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions hold at least a majority of the voting power of the surviving or acquiring entity;

               (ii) a sale of all or substantially all of the assets of the Company; or

               (iii) a liquidation or dissolution of the Company.

          (b) Upon the occurrence of a Change of Control, unless otherwise determined by the Committee prior to such Change of Control:

               (i) for purposes of the definition set forth in Paragraph 12 for determining the purchase price for shares of Common Stock under an Offering and the purchase of such stock under such Offering, the Purchase Date shall be the date on which the Change of Control occurs, the Purchase Period shall terminate thirty (30) days following such Purchase Date, the Alternate Offering Price shall be ascertained as of such Purchase Date, and the each Participant's Plan Account shall be totaled as of such Purchase Date; and

               (ii) each Participant who is actively employed, as defined in Paragraph 6, shall have the right, for a period of thirty (30) days following the Change of Control, to prepay the Payroll Deductions equal to a dollar amount. The required amount shall be determined by multiplying the amount which would otherwise be withheld from each paycheck, by the number of remaining payroll periods in the Offering Period. Partial prepayments will not be permitted. Each such Participant may elect by submitting a notice thereof in writing to the Chief Financial Officer of the Company, or if a Participant does not make the election described in Paragraph 26(c)(i), shall be deemed to have elected, to purchase, as of the Purchase Date, the number of shares which may be purchased with funds accumulated in the Participant's Plan Account plus any funds paid on or before the end of the Purchase Period, at the lower of the Initial Offering Price or the Alternate Offering Price, all as defined in Paragraph 12. A stock certificate representing such shares shall be issued to the Participant no later than fifteen (15) days following such election.

          (c) If the Committee so determines prior to or during the thirty (30) day period following the occurrence of a Change of Control:

               (i) Participants shall have the right to require the Company to refund to the Participant the balance of the Participant's Plan Account within sixty (60) days following the occurrence of a Change of Control.

               (ii) If a Participant requires the Company to refund the Participant's Plan Account pursuant to Paragraph 26(c)(i), the Company shall refund to such employee the balance of the Participant's Plan Account, as soon as administratively practical following such notice of refund.

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     27.  Indemnification of the Committee. Service on the Committee shall constitute service as a member of the Board and members of the Committee shall be entitled to indemnification, advancement of expenses and reimbursements as directors of the Company pursuant to its Articles of Incorporation, Bylaws, resolutions of the Board, agreement with the Company or otherwise.

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